UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event Reported): April 24, 2015 (April 20, 2015)

Akorn, Inc.
(Exact Name of Registrant as Specified in Charter)

Louisiana	001-32360	72-0717400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1925 W. Field Court, Suite 300 Lake Forest, Illinois 60045
(Address of principal executive offices)

(847) 279-6100
(Registrant's telephone number, including area code)

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a)

On April 20, 2015, the Audit Committee of the Board of Directors (the "Audit Committee") of Akorn, Inc. (the "Company"), upon the recommendation of the Company's management concluded that the Company's previously issued consolidated financial statements for the year ended December 31, 2014, and the previously issued unaudited condensed consolidated financial statements contained in the Company's Quarterly Reports on Form 10-Q/A for the quarters ended June 30, 2014 and September 30, 2014, and the disclosures and related communications for each of these periods, should not be relied upon because of errors in the financial statements in those associated periods. Furthermore, management's report on the effectiveness of internal control over financial reporting as of December 31, 2014 should no longer be relied upon. Additionally, the opinion of the Company's independent registered public accounting firm, KPMG LLP, ("KPMG") on the consolidated financial statements for the year ended December 31, 2014, as well as KPMG's opinion on the effectiveness of the Company's internal control over financial reporting as of December 31, 2014, should no longer be relied upon.

During the review process with respect to the quarter ended March 31, 2015, the Company identified errors related to understatements of rebates and other sales allowances that have resulted in an overstatement of the Company's net revenue for the affected periods described above. A substantial majority of these errors are related to the companies and products acquired in 2014, the formation of purchasing alliances among several of the Company's customers and changing competitive dynamics for select acquired products during 2014.

While the exact impact to the Company's financial statements has not been determined, based on management's preliminary assessment, the errors related to the understatements of rebates and other sales allowances are estimated to have resulted in an overstatement to net revenue and pretax income from continuing operations of $20 million to $35 million for the year ended December 31, 2014. The allocation of the impact of the errors among the affected quarterly periods has not been determined. The estimated impact of the errors could materially change based on further review and analysis of the affected periods, including due to potential identification of other errors. Additional material weaknesses in the internal control over financial reporting may be identified in connection with the known or potential errors noted above.

The errors will be corrected in restated financial statements included in amendments to Forms 10-Q for the quarters ended June 30, 2014 and September 30, 2014 and Form 10-K for the year ended December 31, 2014. The amended forms will be filed prior to the filing of Form 10-Q for the fiscal quarter ended March 31, 2015. The Company anticipates that as a result of the restated financial statements, the Company will not be able to timely file its Form 10-Q for the first quarter of 2015. While the Company plans to request a five-day extension to file its Form 10-Q with the U.S. Securities and Exchange Commission, the Company does not anticipate it will meet the extended deadline. The amended Form 10-K for the year ended December 31, 2014 will include the required restatement disclosures as defined in Accounting Standards Codification 250-10-50.

Both management and the Audit Committee have discussed with KPMG the matters disclosed in this Current Report on Form 8-K. The Audit Committee will be conducting an independent investigation into the circumstances surrounding the errors that resulted in the misstatements, which will involve retaining outside advisors to assist in the investigation.

Item 7.01. Regulation FD Disclosure.

On April 24, 2015, the Company issued a press release regarding the matters discussed in Item 4.02 above. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01, including the related press release, is being furnished pursuant to Item 7.01 of Form 8-K and General Instruction B.2 thereunder, and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section. This information shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing. This information will not be deemed an admission as to the materiality of such information that is being disclosed solely pursuant to Regulation FD.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. See the Exhibit Index, which is hereby incorporated by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 24, 2015	Akorn, Inc.
	By:	/s/ TIMOTHY A. DICK Timothy A. Dick Chief Financial Officer

Exhibit Index

Exhibit No.	Description of Exhibit.
99.1	Press release issued by the Company on April 24, 2015.